UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 1, 2008

CHIEF CONSOLIDATED MINING COMPANY

(Exact Name of Issuer as Specified in Charter)

Arizona

(State or Other Jurisdiction of Incorporation or Organization)

001-01761 (Commission File Number)	87-0122295 (I.R.S. Employer Identification Number)

1629 Locust Street, Philadelphia, PA (Address of Principal Executive Offices)	19103 (Zip Code)

215-546-8585
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On February 4, 2008, Chief Consolidated Mining Company announced the results of its Special Meeting of Stockholders held on February 1, 2008, at which all proposals were approved. These included:

•	The election of Richard Schreiber, Steven Park, and Peter Schreiber as Directors of Chief;
•	Amendment of Chief’s Articles of Incorporation to allow for:
•	An increase in the amount of authorized Common Stock,
•	To reset the par value of the Common Stock and Convertible Common Stock to $0.01 per share,
•	To set the size of the Board of Directors at a range of one to seven members,
•	To authorize the election of directors at a time prescribed by the Board of Directors, and
•	To remove the requirement that only stockholders may act as directors;
•	The approval and ratification of the prior sale of convertible debentures to the Dimeling, Schreiber and Park Reorganization Fund II, LP; and
•	The approval and ratification of a non-qualified stock option to one of Chief’s long-time mining consultants.

A copy of the press release announcing the results of the Special Meeting of Stockholders is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description of Exhibit
	99.1	Press Release dated February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIEF CONSOLIDATED MINING COMPANY

Date: February 5, 2008	By:	/s/ Richard R. Schreiber
		Name:	Richard R. Schreiber
		Title:	President

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 4, 2008.